Exhibit 99.1

Spectrum Brands, Inc. 3001 Deming Way Middleton, WI 53562 P.O. Box 620992 Middleton WI 53562 (608) 275-3340
FOR IMMEDIATE RELEASE	Investor/Media Contact: Dave Prichard
608.278.6141

Spectrum Brands Holdings Acquires Salix Animal Health,
World’s Largest Vertically Integrated Rawhide Dog Treat Company

Middleton, WI, January 20, 2015 – Spectrum Brands Holdings, Inc. (NYSE: SPB), a global and diversified consumer products company with market-leading brands, announced today it has acquired privately owned Salix Animal Health, LLC, the world’s leading and largest vertically integrated producer and distributor of premium, natural rawhide dog chews, treats and snacks with annual revenues of approximately $100 million.  Financial terms of the accretive, all-cash transaction were not disclosed.
“Salix will further strengthen, expand and diversify our Pet segment’s position in rawhide dog treats, which is a fast-growing pet sub-category with estimated annual global retail sales of $2 billion,” said Dave Lumley, Chief Executive Officer of Spectrum Brands Holdings.  “It will provide important channel and brand differentiation for Pet’s North American Dingo® business, along with immediate revenue opportunities in Europe and Latin America.”
Founded in 1988, Salix offers a comprehensive line of chews made from beef hides, pork, chicken, beef and other various proteins.  Salix branded and private label products are sold to mass merchandisers, grocery stores, pet specialty stores and warehouse clubs.  Its two flagship brands are Healthy-Hide® – which is marketed across the Good ‘n’ Fun, Good ‘n’ Fit, and Good ‘n’ Tasty family of brands – and Digest-eeze™.  The business has strong patents around flavors and digestibility.
Salix has a flexible supply chain, including multiple manufacturing plants in Brazil, Ecuador, Mexico and two in Colombia, which will give Spectrum Brands’ Pet business increased optionality for a low-cost global rawhide production and supply network.
“Salix is an excellent opportunity for us in a number of ways, including the ability to expand our strong Dingo® dog treats business with complementary product offerings, enhance our intellectual property and innovation with the Digest-eeze™ enzyme technology, and provide an improved vertically integrated sourcing model in the Americas,” said David Maura, Chairman of the Board of Spectrum Brands Holdings.  “This deal is a classic ‘plug and play’ acquisition for us, with immediate synergies on the cost side and very attractive top-line growth opportunities globally. I welcome Salix to the Spectrum Brands family of businesses, and I am personally excited about our future together as we take this business to new heights.”
About Spectrum Brands’ Global Pet Supplies Business
With fiscal 2014 net sales of $600 million, Spectrum Brands’ Global Pet Supplies business is the leading manufacturer of consumer products for pet supply markets globally. It provides innovative and well recognized products of outstanding quality for pet owners, including dogs, cat, birds, small animals, fish and reptiles. In aquatics, Tetra® is the premium brand name with products including fish food and water treatments, aquariums, filters, heaters, pumps and other supplies. Companion pet products include treats, clean-up and training aid products, health and grooming aids, and bedding marketed under brands such as 8-in-1®, Dingo®, FURminator®, Nature’s Miracle®, IAMS® and Eukanuba®. For more information, visit www.unitedpetgroup.com.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings, a member of the Russell 2000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister™, Remington®, George Foreman®, Black & Decker®, Farberware®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS®, Eukanuba®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag® and Liquid Fence®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 160 countries. Based in Middleton, Wisconsin, Spectrum Brands Holdings generated net sales of approximately $4.43 billion in fiscal 2014.  For more information, visit www.spectrumbrands.com.

Forward-Looking Statements
Certain matters discussed in this news release and other oral and written statements by representatives of the Company regarding matters such as expected sales, adjusted EBITDA, debt reduction and leverage, and other measures of financial performance, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands Holdings’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to integrate, and to realize synergies from, the combined businesses of Spectrum Brands and the Hardware & Home Improvement Group of Stanley Black & Decker, and from our purchase of 56 percent of the equity of Shaser, Inc., and from other bolt-on acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands Holdings offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands Holdings does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands Holdings’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum Brands Holdings’ ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and Spectrum Brands, Inc., including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.
Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

# # #

REMINGTON

Russell Hobbs

united
INDUSTRIES

Hardware &
Home Improvement

VARTA

UNITED PET GROUP, INC

RAYOVAC